EXHIBIT 10.4

EXECUTION VERSION

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of December 30, 2008, is by and among HECLA MINING COMPANY, a Delaware corporation (the “Borrower”) and each of the banks and other financial institutions identified as Lenders on the signature pages hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 16, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Third Amendment and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and, The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Third Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” are defined in the recitals.

“Borrower” is defined in the preamble.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form attached as an Exhibit to any Security Agreement.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form attached as an Exhibit to any Security Agreement.

“Third Amendment Effective Date” is defined in Subpart 4.1.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form attached as an Exhibit to any Security Agreement.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Third Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1 Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a) by inserting the following defined terms in the appropriate alphabetical sequence:

“CRO” is defined in Section 7.1.15.

“Financial Advisor” is defined in Section 7.1.16.

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of December 30, 2008, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

“Transferee” is defined in Section 10.20.

“Unencumbered” means, with respect to any property of any Obligor, that such property is not subject to any Liens or other contractual restrictions and that no Obligor is restricted in exercising its rights with respect to such property, in each case other than Liens set forth in clauses (a) and (j) of Section 7.2.3.

(b) by amending and restating the following defined terms in their entirety to read as follows:

“Applicable Margin” means, at any time prior to the Third Amendment Effective Date, the Applicable Margin as set forth in the Existing Credit Agreement (as defined in the Third Amendment) and at any other time on or after the Third Amendment Effective Date, relative to the interest rates on outstanding Term I Loans and Term II Loans, 5.00% per annum with respect to Base Rate Loans and 6.00% per annum with respect to LIBO Rate Loans.

“Pledge Agreement” means the Second Amended and Restated Pledge Agreement executed and delivered by an Authorized Officer of the Borrower, each U.S. Subsidiary (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) and the Administrative Agent, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Security Agreement” means the Second Amended and Restated Security Agreement executed and delivered by an Authorized Officer of the Borrower, each U.S. Subsidiary (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) and the Administrative Agent, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Stated Maturity Date” means: (a) relative to all Term I Loans, March 31, 2011; and (b) relative to all Term II Loans, February 13, 2009.

“Subsidiary Guarantors” means the U.S. Subsidiaries of Borrower that have executed and delivered to the Administrative Agent the Subsidiary Guaranty including by means of a delivery of a supplement thereto.

“Subsidiary Guaranty” means the subsidiary guaranty executed and delivered by an Authorized Officer of each U.S. Subsidiary (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.), substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

SUBPART 2.2 Amendment to Section 3.1.1. Clause (b) of Section 3.1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(b)(i) On each Quarterly Payment Date occurring during (or otherwise related to) the periods set forth below, the Borrower shall make repayments of the outstanding principal amount of the Term I Loans in the amount set forth below opposite such period as follows:

Period	Amount of Required Principal Repayment
September 1, 2008 through (and including) March 31, 2009 (other than the Quarterly Payment Date occurring on (or otherwise related to) December 31, 2008)	$18,333,333

April 1, 2009 through (and including) March 31, 2010	$10,000,000

April 1, 2010 through (and including) the Stated Maturity Date	$11,250,000 or, with respect to the Stated Maturity Date, the then remaining outstanding principal amount

(ii) On February 13, 2009, the Borrower shall make a repayment of the outstanding principal amount of the Term I Loans in the amount equal to $18,333,333.

SUBPART 2.3 Amendment to Section 3.1.1. Clause (c)(ii) of Section 3.1.1 of the Existing Credit Agreement is hereby amended by deleting the text “with respect to any Net Equity/Subordinated Debt Proceeds received at all other times” and inserting the text “with respect to any and all other Net Equity/Subordinated Debt Proceeds (including any Net Equity/Subordinated Debt Proceeds referenced in clause (i) above in excess of the $20,000,000 permitted to be retained by the Borrower in accordance therewith)”.

SUBPART 2.4 Amendment to Section 3.2.3. Section 3.2.3 of the Existing Credit Agreement is hereby amended as follows:

(i) by amending and restating clause (c) thereof in its entirety to read as follows: “relative to Base Rate Loans, on the last day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day;”

(ii) by amending and restating clause (d) thereof in its entirety to read as follows: “relative to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed one month, on the date occurring on each one-month interval occurring after the first day of such Interest Period);”

SUBPART 2.5 Amendment to Section 7.1. Section 7.1 of the Existing Credit Agreement is hereby amended by adding the following Sections at the end thereof:

Section 7.1.15 Chief Restructuring Officer. The Borrower shall (a) retain on or before December 31, 2008, and thereafter continue until such time as the Required Lenders shall agree, the retention of a chief restructuring officer (who shall be appointed as an officer of the Borrower by the Borrower’s Board of Directors) (the “CRO”), in each case reasonably acceptable to the Administrative Agent and the Lenders; (b) cooperate (and cause its Subsidiaries to cooperate) in all respects with the CRO and shall as promptly as possible provide to the CRO such information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as reasonably requested by the CRO; and (c) provide the Administrative Agent, the Lenders and their advisors reasonable access to the CRO and copies of all material information provided to or from the CRO (other than information that the CRO reasonably determines to be confidential or privileged information or information under analysis or development or incomplete). In addition, the agreement with the CRO (including compensation and scope of the CRO’s duties) shall be reasonably acceptable to the Administrative Agent and the Lenders (it being understood that neither the Administrative Agent nor any other Secured Party has required or shall require the scope of the CRO’s duties to include management of (or any decision making with respect to) (x) the Borrower’s or any of its Subsidiaries’ day-to-day operations or (y) environmental compliance by the Borrower and its Subsidiaries or day-to-day operations of any contaminated sites or contaminated facilities).

Section 7.1.16 Financial Advisor. The Borrower acknowledges and agrees that the Lenders may retain one financial advisor (the “Financial Advisor”) in connection with the Credit Agreement and the other Loan Documents. The Borrower further agrees, pursuant to Section 10.3, to pay or reimburse the Administrative Agent and Lenders for any and all reasonable fees and out-of-pocket expenses of such Financial Advisor. The Borrower, its Subsidiaries, their respective advisors and the CRO shall cooperate with such Financial Advisor and shall promptly provide to such Financial Advisor such information regarding the operations, business affairs and financial condition of the Borrower and its respective Subsidiaries as reasonably requested by such Financial Advisor (other than information that the CRO reasonably determines to be confidential or privileged information or information under analysis or development or incomplete); it being understood that the Financial Advisor will be informed of the terms of Section 10.20 and instructed to keep information confidential in accordance with such Section.

This Subpart 2.5 (and this Third Amendment) shall replace and terminate that certain Letter Agreement, dated as of December 9, 2008, between the Borrower and the Administrative Agent.

SUBPART 2.6 Amendment to Section 7.1.1. Section 7.1.1 of the Existing Credit Agreement is hereby amended as follows:

(a) by inserting the text “and each other operating mine of the Borrower and its Subsidiaries” immediately following the text “the Greens Creek Joint Venture” contained in clause (k)(i) of such Section;

(b) by inserting the text “and each other operating mine of the Borrower and its Subsidiaries” immediately following the text “the Greens Creek Mine” contained in clause (n) of such Section;

(c) by deleting the “.” at the end of clause (q) thereof and inserting a “;” in lieu thereof, (ii) deleting the “.” at the end of clause (s) thereof and inserting a “; and” in lieu thereof and (iii) inserting the following text immediately following clause (s) thereof:

(t) as soon as available and in any event within thirty (30) days after the end of each month (other than the last month of a Fiscal Quarter), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, and including (in each case), in comparative form the figures for the corresponding month in, and year to date portion of, the budget and latest forecast, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year end audit adjustments);

(u) as soon as possible, and in any event no later than January 16, 2009, on or before the Wednesday of each subsequent week, updated weekly rolling cash flow forecasts for the following thirteen week period which shall detail all sources and uses of cash on a weekly basis, together with an actual to forecast variance analysis for the preceding weeks, in each case prepared and certified by the chief financial or accounting Authorized Officer of the Borrower, in form and detail satisfactory to the Administrative Agent;

(v) as soon as possible and in any event not later than thirty (30) days after then end of each month, (i) an accounts receivable aging summary of the Borrower and its Subsidiaries reconciled to the monthly balance sheet delivered under clause (t) above and (ii) an accounts payable summary of the Borrower and its Subsidiaries reconciled to the monthly balance sheet delivered under clause (t) above, in each case prepared and certified by the chief financial or accounting Authorized Officer of the Borrower and in form and detail satisfactory to the Administrative Agent;

(w) on or before January 30, 2009, a final proposal (which shall be compiled with assistance from the CRO), in form reasonably satisfactory to the Administrative Agent, detailing, among other things, various strategies, alternatives and options for raising capital, raising liquidity, increasing revenue, decreasing costs and disposing of assets;

(x) beginning during the week of January 2, 2009 and on a weekly basis thereafter, the Borrower shall, and shall cause the CRO, to host and participate in status and update calls with the Lenders to discuss, among other things, the current financial condition of the Borrower and its Subsidiaries, the progress of the Borrower and CRO in assembling the proposal described in clause (w) above and other topics reasonably requested by the Administrative Agent; and

(y) any information required to be delivered under clauses (b) and (c) of Section 4.6 of the Security Agreement in the time periods set forth therein.

SUBPART 2.7 Amendment to Section 7.1.9. Section 7.1.9 of the Existing Credit Agreement is hereby amended in its entirety as follows:

Notwithstanding anything contained in the Loan Documents to the contrary, the Borrower will, and will cause each Subsidiary to, execute any documents, Filing Statements, agreements and instruments, and take all further action that may be required under Applicable Law, or that the Administrative Agent may reasonably request, in order to, (a) subject to Section 7.1.8, effectuate the transactions contemplated by the Loan Documents and grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Loan Documents or (b) subject to Section 7.1.8 (but solely with respect to Foreign Subsidiaries that are not Pledged Foreign Subsidiaries), at the request of the Administrative Agent, grant, preserve, protect and perfect the validity and first priority of the Liens on all assets and other property (real and personal) of the Borrower and each of its Subsidiaries. Without limiting the generality of the foregoing, the Borrower shall provide, upon the request of the Administrative Agent, copies of all Approvals referred to in Section 6.3 and Section 6.20 and related information.

SUBPART 2.8 Amendment to Section 7.2.4. Section 7.2.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur:

(a) Other than for the period from the Third Amendment Effective Date to February 13, 2008, Net Worth to be less than 75% of the Borrower’s pro forma Net Worth calculated as of the Effective Date (it being agreed that the Borrower’s pro forma Net Worth calculated as of the Effective Date is $530,466,000);

(b) Other than for the Fiscal Quarter ending on December 31, 2008, the Leverage Ratio to be greater than 3.00 to 1.00;

(c) Other than for the Fiscal Quarter ending on December 31, 2008, the Interest Coverage Ratio to be less than 3.00 to 1.00;

(d) Other than for the period from the Third Amendment Effective Date to February 13, 2008, the Current Ratio to be less than 1.10 to 1.00; and

(e) From December 31, 2008 and on each day thereafter, the Borrower shall not have an aggregate balance of Unencumbered cash and Unencumbered Cash Equivalent Investments of less than $10,000,000.

SUBPART 2.9 Amendment to Section 7.2.6. Section 7.2.6 of the Existing Credit Agreement is hereby amended as follows:

(a)	by amending and restating clause (a) thereof in its entirety as follows:

(a) (i) Restricted Payments made by wholly-owned Subsidiaries to the Borrower or Obligors and (ii) Restricted Payments made by non-wholly-owned Subsidiaries to its shareholders or members generally so long as the Borrower or its Subsidiary which owns the equity interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary making such Restricted Payment);

(b)	by inserting the following text at the end of such Section:

Notwithstanding anything to the contrary contained in the Credit Agreement, from (and including) the First Amendment Effective Date to (and including) the earlier of (a) the date on which the Term II Loan is repaid in full, and (b) February 13, 2009, the Borrower will make all dividends on its outstanding 6.5% Mandatory Convertible Preferred Stock (if any) in shares of the Borrower’s common stock.

This Subpart 2.9(b) (and this Third Amendment) shall replace and terminate Subpart 3.1 of the First Amendment.

SUBPART 2.10 Amendment to Section 7.2.7. Section 7.2.7(a) of the Existing Credit Agreement is hereby amended by inserting text “(or redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt)” immediately following the text “make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt” contained in such Section.

SUBPART 2.11 Amendment to Section 8.1.3. Section 8.1.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the due performance or observance of any of its obligations under Section 2.3, Section 7.1.1, Section 7.1.6, Section 7.1.7, Section 7.1.8, Section 7.1.9, Section 7.1.10, Section 7.1.12, Section 7.1.13, Section 7.1.14, 7.1.15 or Section 7.2 or any Obligor shall default in the due performance or observance of its obligations under (i) Articles II and IV of the Subsidiary Guaranty or (ii) Article IV of a Security Agreement, taking into account any grace periods provided in such Subsidiary Guaranty or Security Agreement.

SUBPART 2.12 Amendment to Section 10.3. Section 10.3 of the Existing Credit Agreement is hereby amended by deleting the “.” at the end thereof and immediately inserting the following text in lieu thereof “and (z) the retention of the Financial Advisor.”

SUBPART 2.13 Amendment to Article X. Article X of the Existing Credit Agreement is hereby amended by inserting a new Section 10.20 at the end of such Article which shall read as follows:

Confidential Agreements. Each of the Lead Arranger, the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Obligor or their respective Subsidiaries or Affiliates pursuant to this Agreement; provided that nothing herein shall prevent the Lead Arranger, the Administrative Agent or any Lender from disclosing any such information (a) to the Lead Arranger, the Administrative Agent, any other Lender or any Affiliate of any thereof, so long as such Affiliate is informed of the confidential nature of the information and instructed to keep such information confidential pursuant to this Section 10.20, (b) to any Participant or assignee of the Loans (each, a “Transferee”) or prospective Transferee, so long as such Transferee is informed of the confidential nature of such information and instructed to keep such information confidential pursuant to this Section 10.20, (c) to any of its employees, directors, agents, attorneys, accountants, and other professional advisors, including, without limitation, the Financial Advisor, so long as such Person is informed of the confidential nature of the information and instructed to keep such information confidential pursuant to this Section 10.20, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty is informed of the confidential nature of the information and instructed to keep such information confidential pursuant to this Section 10.20), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 10.20, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (j) in connection with the exercise of any remedy hereunder or under any other Loan Document, (k) with the Borrower’s consent or (l) that becomes available to the Lead Arranger, the Administrative Agent and the Lenders on a non-confidential basis from a source other than the Borrower.

SUBPART 2.14 Amendment to Disclosure Schedule. The Disclosure Schedule to the Existing Credit Agreement are hereby amended in their entirety by inserting the Disclosure Schedule attached hereto as Exhibit A as a replacement thereto.

SUBPART 2.15 Other. Solely for the purposes of the definition of “Designated Preferred Stock” (and the provisions in which such definition is used to the extent such provisions directly relate to such definition) and the definition of “Permitted Acquisition” (and the provisions in which such definition is used to the extent such provisions directly relate to such definition) in each case contained in Section 1.1 of the Credit Agreement, clause (d) of Section 3.1.1, Section 7.1.6(a), 7.1.14, Article VII (other than Section 7.1.1 (c) and (d), Section 7.2.2(e) and Section 7.2.5(d) and Section 10.11 of the Credit Agreement, the parties hereto agree that as consideration for the amendment set forth in Subpart 2.2, an Event of Default will be deemed to exist from (and including) the Third Amendment Effective Date to (and including) February 13, 2009. Similarly, the Obligors agree that, from (and including) the Third Amendment Effective Date to (and including) February 13, 2009, (x) upon the creation, incurrence or assumption of any Liens pursuant to (or described in) Section 7.2.3(c) of the Credit Agreement, if required by the Required Lenders (or the Administrative Agent upon the direction of the Required Lenders), the Borrower shall promptly prepay all Loans then outstanding pursuant to Section 3.1.1(a) of the Credit Agreement and (y) no Capital Expenditures by the Borrower and its Subsidiaries shall be made in excess of $7,500,000 in the aggregate. Non-compliance by the Obligors with this Subpart 2.15 shall be an automatic Event of Default.

PART III

AFFIRMATION AND CONSENT

SUBPART 3.1 Affirmation and Consent. Each of the Obligors (other than the Borrower) confirms that it has received a copy of this Third Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Third Amendment.

PART IV

CONDITIONS TO EFFECTIVENESS

SUBPART 4.1 Amendment Effective Date. This Third Amendment shall be and become effective as of the date hereof (the “Third Amendment Effective Date”) when all of the conditions set forth in this Part IV shall have been satisfied.

SUBPART 4.2 Execution of Counterparts of Third Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Third Amendment, which collectively shall have been duly executed on behalf of the Borrower and each Lender.

SUBPART 4.3 A&R Security Agreement. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of a Second Amended and Restated Security Agreement, dated as of the Third Amendment Effective Date, substantially in the form of Exhibit B, duly executed and delivered by the Borrower, each of the Borrower’s U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) and the Administrative Agent, together with:

(a) to the extent not already filed, Filing Statements suitable in form for naming the Borrower and each U.S. Subsidiary (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interests (including security interests in respect of Capital Securities that are uncertificated securities (as defined in the UCC) of the Administrative Agent granted pursuant to the Security Agreement and the Pledge Agreement, as the case may be; and

(b) a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Third Amendment Effective Date, duly executed and delivered by each Obligor that, pursuant to a Security Agreement, is required to provide such Intellectual Property security agreements to the Administrative Agent.

SUBPART 4.4 Perfection Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of a Perfection Certificate, dated as of the Third Amendment Effective Date, substantially in the form of Exhibit C, duly executed and delivered by the Borrower.

SUBPART 4.5 Financial Information. The Administrative Agent shall have received, with counterparts for each Lender, certified copies of the monthly financial information referenced in Section 7.1.1(t) of the Existing Credit Agreement as amended by Subpart 2.6 in relation to the month ended November 30, 2008, duly executed and delivered by the Borrower.

SUBPART 4.6 Authority Documents. The Administrative Agent shall have received the following:

(a) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of the Borrower and its U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.), certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

(b) Resolutions. Copies of resolutions of the board of directors (or executive committee thereof) of the Borrower and its U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) authorizing the execution and delivery of the Third Amendment (and the amendments to the Existing Credit Agreement contained herein), certified by an Authorized Officer of the Borrower and its U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) as of the Third Amendment Effective Date to be true and correct and in force and effect as of such date.

(c) Bylaws. A copy of the bylaws of the Borrower and its U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.), certified by an Authorized Officer of the Borrower and its U.S. Subsidiaries

(other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) as of the Third Amendment Effective Date to be true and correct and in force and effect as of such date.

(d) Incumbency. An incumbency certificate of the Borrower and its U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.), certified by a secretary or assistant secretary to be true and correct as of the Third Amendment Effective Date, in form and substance satisfactory to Administrative Agent.

SUBPART 4.7 Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the Third Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from Bell, Boyd & Lloyd LLP, counsel to the Obligors (and any and all local counsel), in form and substance satisfactory to the Administrative Agent.

SUBPART 4.8 Representations and Warranties. The representations and warranties contained in Subpart 5.4 are true and correct in all material respects on and as of the date hereof.

SUBPART 4.9 A & R Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of a Second Amended and Restated Pledge Agreement, dated as of the Third Amendment Effective Date, substantially in the form of Exhibit D, duly executed and delivered by the Borrower, each of the Borrower’s U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) and the Administrative Agent.

SUBPART 4.10 Supplement to Subsidiary Guaranty. Each of the Borrower’s U.S. Subsidiaries (other than Hecla Charitable Foundation and Middle Buttes Partners Ltd.) that is not a party to the Subsidiary Guaranty, shall execute and deliver the Supplement to Subsidiary Guaranty substantially in the form of Annex I to the Subsidiary Guaranty.

SUBPART 4.11 Evidence of Payment for Financial Advisor. The Administrative Agent shall have received an amount equal to $150,000, to pay for the retainer of the Financial Advisor.

SUBPART 4.12 Disclosure Schedules. The Administrative Agent shall have received the Disclosures Schedules pursuant to Subpart 2.14.

SUBPART 4.13 Amendment Fee. The Administrative Agent shall have received for the account of each Lender an amendment fee in an amount equal to 0.25% of the outstanding principal amount of Loans owing to such Lender on the Third Amendment Effective Date, but payable only to each such Lender that has delivered (including by way of facsimile and electronic mail) its executed signature page to this Third Amendment on or before the Third Amendment Effective Date.

SUBPART 4.14 Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, if then invoiced, and any and all other Loan Documents.

PART V

MISCELLANEOUS

SUBPART 5.1 Cross-References. References in this Third Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Third Amendment.

SUBPART 5.2 Instrument Pursuant to Existing Credit Agreement. This Third Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.3 References in Other Loan Documents. At such time as this Third Amendment shall become effective pursuant to the terms of Part IV, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Third Amendment.

SUBPART 5.4 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Third Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Third Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein, (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein (e) Hecla Charitable Foundation is 501(c)(3) non-profit organization and the only assets owned by it are the Capital Securities of the Borrower, (f) CoCa Mines, Inc. owns 85% of the Capital Securities of Middle Buttes Partners Ltd. and neither the market value nor the book value of the assets of Middle Buttes Partners Ltd. exceeds $25,000, and (g) no Foreign Subsidiary is a Pledged Foreign Subsidiary.

SUBPART 5.5 Counterparts. This Third Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Third Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 5.6 Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 5.7 Waiver and Release. Each Obligor acknowledges (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) that the Secured Parties have complied with all of their obligations and duties under the Credit Agreement and other Loan Documents through the date hereof and that, accordingly, no Obligor has any claims or causes of action against the Secured Parties in any manner relating thereto. In furtherance of the foregoing, each Obligor desires (and the Secured Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect the Secured Parties’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Third Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Secured Parties and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Secured Parties contained therein, or the possession, use, operation or control of any of the assets of any or all of the Obligors, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral (as defined in the Pledge Agreement and the Security Agreement, as applicable).

SUBPART 5.8 Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 5.9 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES FOLLOW]

Each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	HECLA MINING COMPANY, a Delaware corporation

	By:	/s/ James A. Sabala
	Name:	James A. Sabala
	Title:	Sr. Vice President & CFO

OTHER OBLIGORS:	BURKE TRADING INC.,
a Delaware corporation

	By:	/s/ Michael H. Callahan
	Name:	Michael H. Callahan
	Title:	President

HECLA ADMIRALTY COMPANY, a Delaware corporation

	By:	/s/ Phillips S. Baker, Jr.
	Name:	Phillips S. Baker, Jr.
	Title:	President

HECLA ALASKA LLC, a Delaware limited liability company

	By:	Hecla Limited, its Managing Member

	By:	/s/ Ronald W. Clayton
	Name:	Ronald W. Clayton
	Title:	President

HECLA GREENS CREEK MINING COMPANY,
a Delaware corporation

By:	/s/ Ronald W. Clayton
Name:	Ronald W. Clayton
Title:	Vice President

HECLA JUNEAU MINING COMPANY,
a Delaware corporation

By:	/s/ Ronald W. Clayton
Name:	Ronald W. Clayton
Title:	Vice President

HECLA LIMITED,
a Delaware corporation

By:	/s/ Michael H. Callahan
Name:	Michael H. Callahan
Title:	Vice President

THE BANK OF NOVA SCOTIA, Houston Branch
as a Lender

By:	/s/ J. F. Todd
Name:	J. F. Todd
Title:	Managing Director

By:	/s/ Hardeep S. Thind
Name:	Hardeep S. Thind
Title:	Director - Operations

BNP Paribas		,
as a Lender

By:	/s/ Amy Kirschner
Name:	Amy Kirschner
Title:	Managing Director

By:	/s/ Gina Clemente
Name:	Gina Clemente
Title:	Managing Director

ING Capital		,
as a Lender

By:	/s/ Richard Ennis
Name:	Richard Ennis
Title:	Managing Director

WestLB AG Toronto Branch		,
as a Lender

By:	/s/ Robert L. Dyck
Name:	Robert L. Dyck
Title:	Executive Director

By:	/s/ Neal Megannety
Name:	Neal Megannety
Title:	Director